EXHIBIT 32.1
CERTIFICATION
Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), Stephen K. Onody, the Chief Executive Officer of Lifeline Therapeutics, Inc. (the “Company”), and Gerald J. Houston, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:
     1. The Company’s Quarterly Report on Form 10-QSB for the period ended March 31, 2006, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
     2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the periods covered by the Periodic Report.
Dated: May 12, 2006

/s/ Stephen K. Onody	/s/ Gerald J. Houston

Stephen K. Onody	Gerald J. Houston
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)
Exh.-3